Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:	Satya Kumar	Mark Plungy
	Investor Relations	Media Relations
	satyakumar@micron.com	mplungy@micron.com
	(408) 450-6199	(408) 203-2910

MICRON TECHNOLOGY, INC. REPORTS RESULTS FOR THE
THIRD QUARTER OF FISCAL 2025

Record revenue in fiscal Q3 with growth across end markets
Fiscal Q4 revenue projected to grow another 15% sequentially

BOISE, Idaho, June 25, 2025 – Micron Technology, Inc. (Nasdaq: MU) today announced results for its third quarter of fiscal 2025, which ended May 29, 2025.

Fiscal Q3 2025 highlights
•Revenue of $9.30 billion versus $8.05 billion for the prior quarter and $6.81 billion for the same period last year
•GAAP net income of $1.89 billion, or $1.68 per diluted share
•Non-GAAP net income of $2.18 billion, or $1.91 per diluted share
•Operating cash flow of $4.61 billion versus $3.94 billion for the prior quarter and $2.48 billion for the same period last year

“Micron delivered record revenue in fiscal Q3, driven by all-time-high DRAM revenue including nearly 50% sequential growth in HBM revenue. Data center revenue more than doubled year-over-year and reached a quarterly record, and consumer-oriented end markets had strong sequential growth,” said Sanjay Mehrotra, Chairman, President and CEO of Micron Technology. “We are on track to deliver record revenue with solid profitability and free cash flow in fiscal 2025, while we make disciplined investments to build on our technology leadership and manufacturing excellence to satisfy growing AI-driven memory demand.”

Quarterly Financial Results
(in millions, except per share amounts)	GAAP(1)			Non-GAAP(2)
	FQ3-25	FQ2-25	FQ3-24	FQ3-25	FQ2-25	FQ3-24

Revenue	$9,301	$8,053	$6,811	$9,301	$8,053	$6,811
Gross margin	3,508	2,963	1,832	3,623	3,053	1,917
percent of revenue	37.7%	36.8%	26.9%	39.0%	37.9%	28.1%
Operating expenses	1,339	1,190	1,113	1,133	1,046	976
Operating income	2,169	1,773	719	2,490	2,007	941
percent of revenue	23.3%	22.0%	10.6%	26.8%	24.9%	13.8%
Net income	1,885	1,583	332	2,181	1,783	702
Diluted earnings per share	1.68	1.41	0.30	1.91	1.56	0.62

For the third quarter of 2025, investments in capital expenditures, net(2) were $2.66 billion and adjusted free cash flow(2) was $1.95 billion. Micron ended the quarter with cash, marketable investments, and restricted cash of $12.22 billion. On June 25, 2025, Micron’s Board of Directors declared a quarterly dividend of $0.115 per share, payable in cash on July 22, 2025, to shareholders of record as of the close of business on July 7, 2025.

Business Outlook

The following table presents Micron’s guidance for the fourth quarter of 2025:

FQ4-25	GAAP(1) Outlook	Non-GAAP(2) Outlook

Revenue	$10.7 billion ± $300 million	$10.7 billion ± $300 million
Gross margin	41.0% ± 1.0%	42.0% ± 1.0%
Operating expenses	$1.35 billion ± $20 million	$1.20 billion ± $20 million
Diluted earnings per share	$2.29 ± $0.15	$2.50 ± $0.15

Further information regarding Micron’s business outlook is included in the prepared remarks and slides, which have been posted at investors.micron.com.

Investor Webcast

Micron will host a conference call on Wednesday, June 25, 2025 at 2:30 p.m. Mountain Time to discuss its third quarter financial results and provide forward-looking guidance for its fourth quarter. A live webcast of the call will be available online at investors.micron.com. A webcast replay will be available for one year after the call. For Investor Relations and other company updates, follow us on X @MicronTech.

About Micron Technology, Inc.

We are an industry leader in innovative memory and storage solutions transforming how the world uses information to enrich life for all. With a relentless focus on our customers, technology leadership, manufacturing, and operational excellence, Micron delivers a rich portfolio of high-performance DRAM, NAND, and NOR memory and storage products through our Micron® and Crucial® brands. Every day, the innovations that our people create fuel the data economy, enabling advances in artificial intelligence (AI) and compute-intensive applications that unleash opportunities — from the data center to the intelligent edge and across the client and mobile user experience. To learn more about Micron Technology, Inc. (Nasdaq: MU), visit micron.com.

© 2025 Micron Technology, Inc. All rights reserved. Micron, the Micron logo, and all other Micron trademarks are the property of Micron Technology, Inc. All other trademarks are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements regarding our technologies, demand for our products, our investments, our industry and our financial and operating results, including our expectations and guidance for the fourth quarter of 2025 and full fiscal year. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially. Please refer to the documents we file with the Securities and Exchange Commission, including our most recent Form 10-K and our upcoming Form 10-Q. These documents contain and identify important factors that could cause our actual results to differ materially from those contained in these forward-looking statements. These certain factors can be found at investors.micron.com/risk-factor. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements to conform these statements to actual results.

(1)GAAP represents U.S. Generally Accepted Accounting Principles.
(2)Non-GAAP represents GAAP excluding the impact of certain activities, which management excludes in analyzing our operating results and understanding trends in our earnings, adjusted free cash flow, and business outlook. Further information regarding Micron’s use of non-GAAP measures and reconciliations between GAAP and non-GAAP measures are included within this press release.

MICRON TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	3rd Qtr.	2nd Qtr.	3rd Qtr.	Nine Months Ended
	May 29, 2025	February 27, 2025	May 30, 2024	May 29, 2025	May 30, 2024

Revenue	$9,301	$8,053	$6,811	$26,063	$17,361
Cost of goods sold	5,793	5,090	4,979	16,244	14,485
Gross margin	3,508	2,963	1,832	9,819	2,876

Research and development	965	898	850	2,751	2,527
Selling, general, and administrative	318	285	291	891	834
Other operating (income) expense, net	56	7	(28)	61	(267)
Operating income (loss)	2,169	1,773	719	6,116	(218)

Interest income	135	108	136	350	398
Interest expense	(123)	(112)	(150)	(353)	(426)
Other non-operating income (expense), net	(68)	(11)	10	(90)	(24)
	2,113	1,758	715	6,023	(270)

Income tax (provision) benefit	(235)	(177)	(377)	(695)	172
Equity in net income (loss) of equity method investees	7	2	(6)	10	(11)
Net income (loss)	$1,885	$1,583	$332	$5,338	$(109)

Earnings (loss) per share
Basic	$1.69	$1.42	$0.30	$4.79	$(0.10)
Diluted	1.68	1.41	0.30	4.75	(0.10)

Number of shares used in per share calculations
Basic	1,118	1,115	1,107	1,114	1,104
Diluted	1,125	1,123	1,123	1,123	1,104

MICRON TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

As of	May 29, 2025	February 27, 2025	August 29, 2024

Assets
Cash and cash equivalents	$10,163	$7,552	$7,041
Short-term investments	648	663	1,065
Receivables	7,436	6,504	6,615
Inventories	8,727	9,007	8,875
Other current assets	945	963	776
Total current assets	27,919	24,689	24,372
Long-term marketable investments	1,402	1,375	1,046
Property, plant, and equipment	44,773	42,528	39,749
Operating lease right-of-use assets	628	637	645
Intangible assets	426	423	416
Deferred tax assets	483	552	520
Goodwill	1,150	1,150	1,150
Other noncurrent assets	1,616	1,699	1,518
Total assets	$78,397	$73,053	$69,416

Liabilities and equity
Accounts payable and accrued expenses	$8,761	$6,176	$7,299
Current debt	538	504	431
Other current liabilities	836	1,197	1,518
Total current liabilities	10,135	7,877	9,248
Long-term debt	15,003	13,851	12,966
Noncurrent operating lease liabilities	600	599	610
Noncurrent unearned government incentives	603	836	550
Other noncurrent liabilities	1,308	1,257	911
Total liabilities	27,649	24,420	24,285

Commitments and contingencies

Shareholders’ equity
Common stock	126	126	125
Additional capital	12,960	12,711	12,115
Retained earnings	45,559	43,839	40,877
Treasury stock	(7,852)	(7,852)	(7,852)
Accumulated other comprehensive income (loss)	(45)	(191)	(134)
Total equity	50,748	48,633	45,131
Total liabilities and equity	$78,397	$73,053	$69,416

MICRON TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

Nine Months Ended	May 29, 2025	May 30, 2024

Cash flows from operating activities
Net income (loss)	$5,338	$(109)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation expense and amortization of intangible assets	6,203	5,794
Stock-based compensation	722	620
Change in operating assets and liabilities:
Receivables	(123)	(2,562)
Inventories	148	(125)
Other current assets	(206)	(435)
Accounts payable and accrued expenses	38	846
Other current liabilities	(681)	769
Other	356	304
Net cash provided by operating activities	11,795	5,102

Cash flows from investing activities
Expenditures for property, plant, and equipment	(10,199)	(5,266)
Purchases of available-for-sale securities	(1,203)	(1,110)
Proceeds from government incentives	1,294	267
Proceeds from maturities and sales of available-for-sale securities	1,249	1,433
Other	(30)	(35)
Net cash used for investing activities	(8,889)	(4,711)

Cash flows from financing activities
Proceeds from issuance of debt	4,430	999
Repayments of debt	(3,604)	(1,816)
Payments of dividends to shareholders	(392)	(384)
Payments on equipment purchase contracts	—	(127)
Other	(220)	(40)
Net cash provided by (used for) financing activities	214	(1,368)

Effect of changes in currency exchange rates on cash, cash equivalents, and restricted cash	(3)	(15)

Net increase (decrease) in cash, cash equivalents, and restricted cash	3,117	(992)
Cash, cash equivalents, and restricted cash at beginning of period	7,052	8,656
Cash, cash equivalents, and restricted cash at end of period	$10,169	$7,664

MICRON TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts)

	3rd Qtr.	2nd Qtr.	3rd Qtr.
	May 29, 2025	February 27, 2025	May 30, 2024

GAAP gross margin	$3,508	$2,963	$1,832
Stock-based compensation	115	89	80
Other	—	1	5
Non-GAAP gross margin	$3,623	$3,053	$1,917

GAAP operating expenses	$1,339	$1,190	$1,113
Stock-based compensation	(148)	(144)	(137)
Patent license charges	(57)	—	—
Other	(1)	—	—
Non-GAAP operating expenses	$1,133	$1,046	$976

GAAP operating income	$2,169	$1,773	$719
Stock-based compensation	263	233	217
Patent license charges	57	—	—
Other	1	1	5
Non-GAAP operating income	$2,490	$2,007	$941

GAAP net income	$1,885	$1,583	$332
Stock-based compensation	263	233	217
Patent license charges	57	—	—
Loss on debt prepayments	46	4	—
Other	1	—	3
Estimated tax effects of above and other tax adjustments	(71)	(37)	150
Non-GAAP net income	$2,181	$1,783	$702

GAAP weighted-average common shares outstanding - Diluted	1,125	1,123	1,123
Adjustment for stock-based compensation	19	20	13
Non-GAAP weighted-average common shares outstanding - Diluted	1,144	1,143	1,136

GAAP diluted earnings per share	$1.68	$1.41	$0.30
Effects of the above adjustments	0.23	0.15	0.32
Non-GAAP diluted earnings per share	$1.91	$1.56	$0.62

RECONCILIATION OF GAAP TO NON-GAAP MEASURES, Continued

	3rd Qtr.	2nd Qtr.	3rd Qtr.
	May 29, 2025	February 27, 2025	May 30, 2024

GAAP net cash provided by operating activities	$4,609	$3,942	$2,482

Expenditures for property, plant, and equipment	(2,938)	(4,055)	(2,086)
Payments on equipment purchase contracts	—	—	(45)
Proceeds from sales of property, plant, and equipment	12	7	41
Proceeds from government incentives	266	963	33
Investments in capital expenditures, net	(2,660)	(3,085)	(2,057)
Adjusted free cash flow	$1,949	$857	$425

The tables above reconcile GAAP to non-GAAP measures of gross margin, operating expenses, operating income, net income, diluted shares, diluted earnings per share, and adjusted free cash flow. The non-GAAP adjustments above may or may not be infrequent or nonrecurring in nature but are a result of periodic or non-core operating activities. We believe this non-GAAP information is helpful in understanding trends and in analyzing our operating results and earnings. We are providing this information to investors to assist in performing analysis of our operating results. When evaluating performance and making decisions on how to allocate our resources, management uses this non-GAAP information and believes investors should have access to similar data when making their investment decisions. We believe these non-GAAP financial measures increase transparency by providing investors with useful supplemental information about the financial performance of our business, enabling enhanced comparison of our operating results between periods and with peer companies. The presentation of these adjusted amounts varies from amounts presented in accordance with U.S. GAAP and therefore may not be comparable to amounts reported by other companies. Our management excludes the following items as applicable in analyzing our operating results and understanding trends in our earnings:

•Stock-based compensation;
•Gains and losses from settlements;
•Gains and losses from debt prepayments;
•Restructure and asset impairments; and
•The estimated tax effects of above, non-cash changes in net deferred income taxes, assessments of tax exposures, certain tax matters related to prior fiscal periods, and significant changes in tax law. The divergence between our GAAP and non-GAAP income tax provision relates to the difference in our GAAP and non-GAAP estimated annual effective tax rates, which are computed separately.

Non-GAAP diluted shares are adjusted for the impact of additional shares resulting from the exclusion of stock-based compensation from non-GAAP income.

MICRON TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK

FQ4-25	GAAP Outlook	Adjustments		Non-GAAP Outlook

Revenue	$10.7 billion ± $300 million	—		$10.7 billion ± $300 million
Gross margin	41.0% ± 1.0%	1.0%	A	42.0% ± 1.0%
Operating expenses	$1.35 billion ± $20 million	$147 million	B	$1.20 billion ± $20 million
Diluted earnings per share(1)	$2.29 ± $0.15	$0.21	A, B, C	$2.50 ± $0.15

Non-GAAP Adjustments (in millions)

A	Stock-based compensation – cost of goods sold	$119
B	Stock-based compensation – research and development	93
B	Stock-based compensation – sales, general, and administrative	54
C	Tax effects of the above items and other tax adjustments	(27)
		$239

(1)GAAP earnings per share based on approximately 1.13 billion diluted shares and non-GAAP earnings per share based on approximately 1.15 billion diluted shares.

The tables above reconcile our GAAP to non-GAAP guidance based on the current outlook. The guidance does not incorporate the impact of any potential business combinations, divestitures, additional restructuring activities, balance sheet valuation adjustments, strategic investments, financing transactions, and other significant transactions. The timing and impact of such items are dependent on future events that may be uncertain or outside of our control.